Exhibit 24-A

POWER OF ATTORNEY

     The undersigned directors and/or officers of Dana Corporation (the Corporation) hereby constitute and appoint Joseph M. Magliochetti, Robert C. Richter, Richard J. Westerheide, Michael L. DeBacker and M. Jean Hardman, and each of them, severally, their true and lawful attorneys-in-fact:

     (i)  to execute, in their names and capacities as directors and/or officers of the Corporation, a registration statement, on the appropriate form, and all exhibits, amendments and supplements thereto and any related documents, to register an additional 5,000,000 shares of common stock of the Corporation authorized for issuance under the Amended and Restated Dana Corporation Stock Incentive Plan (formerly known as the Dana Corporation 1997 Stock Option Plan), which was approved by the Corporation’s Board of Directors on February 11, 2003, and will be submitted to the Corporation’s stockholders at the Annual Meeting on April 2, 2003, and

     (ii)  to file, in the name and on behalf of the Corporation, such registration statement, exhibits, amendments, supplements and documents with the Securities and Exchange Commission under the Securities Act of 1933, as amended.

     This Power of Attorney automatically ends as to each appointee upon the termination of his or her service with the Corporation.

     In witness whereof, the undersigned have executed this instrument on February 11, 2003.

/s/ B. F. Bailar	/s/ M. R. Marks

B. F. Bailar	M. R. Marks

/s/ A. C. Baillie	/s/ R. B. Priory

A. C. Baillie	R. B. Priory

/s/ E. M. Carpenter	/s/ F. M. Senderos

E. M. Carpenter	F. M. Senderos

/s/ E. Clark	/s/ M. L. DeBacker

E. Clark	M. L. DeBacker

/s/ C. W. Grisé	/s/ M. J. Hardman

C. W. Grisé	M. J. Hardman

/s/ G. H. Hiner	/s/ R. C. Richter

G. H. Hiner	R. C. Richter

/s/ J. P. Kelly	/s/ R. J. Westerheide

J. P. Kelly	R. J. Westerheide

/s/ J. M. Magliochetti

J. M. Magliochetti

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